Exhibit 99.1

Nuveen Credit Strategies Income Fund (JQC)

April 30, 2012

Script

Speakers: TR Findlay, Gunther Stein, Sutanto Widjaja, Bernard Wong

Introduction:

TR: Good morning, I am TR Findlay, Closed-End Fund Product Specialist with Nuveen Investments. Thank you for joining us on today’s call to discuss the Nuveen Credit Strategies Income Fund (JQC).

Before we begin, I’d like to remind everyone on the call that

Certain statements made on this call may be forward-looking statements. Actual future results or occurrences may differ significantly from those anticipated in any forward-looking statements due to numerous factors. These include, but are not limited to:

•	Market developments;

•	Legal and regulatory developments; and

•	Other additional risks and uncertainties.

Nuveen, and the closed-end funds managed by Nuveen and its affiliates undertake, no responsibility to update publicly or revise any forward-looking statements.

Investors should carefully consider their investment objectives, risk tolerance, liquidity needs and tax liabilities before investing.

Shares of closed-end funds may trade at prices higher or lower than their net asset value. The value of any closed-end fund may at any point in time be worth less than the original investment. Fund shares are not guaranteed or endorsed by any bank and are not federally insured by the Federal Deposit Insurance Corporation.

In addition, fixed income and other debt securities such as those in which the funds invests, are subject to credit risk and interest rate risk. The value of, and income generated by debt securities will decrease or increase based on changes in market interest rates. This fund is also subject to senior loan risk, adjustable rate loan risk, illiquid securities risk, below-investment grade risk, convertible securities risk, and the volatility associated with the use of leverage. Foreign investments involve additional volatility and these risks are magnified in emerging markets. The risk of volatility is heightened for alternative investments or complex investment strategies.

As you may know, JQC recently completed the repositioning of its portfolio from a multi-strategy fund (the fund was previously named Nuveen Multi-Strategy Income and Growth Fund 2). The goal of JQC’s repositioning was to enhance the Fund’s appeal and narrow its discount by:

•	Simplifying the fund to focus on one of its core strategies,

•	Positioning the fund in a category with strong demand,

•	Differentiating the fund from similar funds.

JQC’s objective of high current income and total return has not changed but many other elements of the fund have. To briefly recap this transition:

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JQC’s portfolio will now focus on a single, broad-based credit strategy with an emphasis on senior loans. The fund’s portfolio will now hold at least 70% in loans – note that up to 30% of the portfolio may be held in high yield bonds, convertibles and other types of income-oriented securities, including equities. This 30% bucket translates to opportunistic investment across the capital structure of portfolio companies, allowing for relative value decisions in credit.

•	JQC has changed from a quarterly managed distribution policy to monthly income-only distributions.

•	Symphony Asset Management, LLC (Symphony), an affiliate of Nuveen Investments, has assumed sole management responsibility for managing JQC’s investment portfolio.

Here with us today to discuss in greater detail how the team will manage JQC, we have Gunther Stein, Sutanto Widjaja and Bernie Wong of Symphony Asset Management.

We’ll begin with Gunther. He is Symphony’s Chief Investment Officer and as such he is responsible for overseeing all of Symphony’s investments which include assets all along the capital structure. Gunther joined Symphony in 1999 and has over 25 years of investment experience. Prior to joining Symphony, he held various positions at Wells Fargo, starting on the loan syndication desk and working his way to the proprietary credit desk, where he traded over $3.5 billion in capital across loans, bonds, convertibles and preferred stock with one other PM. Gunther received an MBA from the University of Texas at Austin and a BA in economics from the University of California, Berkeley.

Sutanto Widjaja has over 16 years of investment experience and is a member of Symphony’s fixed-income team. He joined Symphony in 2003. His responsibilities include portfolio management for several other credit-related strategies. Sutanto’s prior experience includes investment banking at Robertson, Stephens & Company and consulting at Accenture. He received an MBA from Stanford and a BS in electrical engineering and computer science from the University of California, Berkeley.

Also joining Gunther and Sutanto today is Bernie Wong. Bernie has been with Symphony since 2005 and is an analyst in the fixed-income group. His previous experience includes positions in the long-short credit group at KBC Alternative Investment Management, as a finance manager at Gap Inc. and an associate in the Leveraged Finance group at Lehman Brothers. Bernie received an MBA from the University of Chicago and a BS in business administration from the University of California, Berkeley. He is both a Certified Public Accountant and a CFA Charterholder.

Good morning gentlemen and thank you again for joining us today.

Gunther, we’ll begin with you. Can you offer us an overview of Symphony?

GUNTHER: Certainly TR. Symphony Asset Management is a boutique alternative investment firm founded in 1994. We invest opportunistically across the capital structure from senior secured debt to common equity, delivering clients access to long credit and equity, alternative credit and equity, and structured credit. From a wide range of academic and professional backgrounds, our investment team is encouraged to think independently, but collaborate continuously. Knit together by a common investment discipline, 27 professionals manage the Symphony investment platform. Communicating continuously on a daily basis, the team is making long and short decisions, across asset classes and the risk spectrum. This interaction, cultivated over years working together, has allowed the team to develop an innate trust in each other which is on display in the implementation of Symphony’s investment process. As of 12/31/2011, Symphony had $8.4B in assets under management.

TR: Thanks Gunther. Turning to you Sutanto, can you discuss Symphony’s investment process?

SUTANTO: Yes, TR, thanks. Symphony takes a team approach with a shared research pool. The portfolio managers from their respective strategies sit on the same trading floor and vet ideas across asset classes with our analysts. The team simultaneously undertakes both a top down and a bottom up view, using macro-economic themes determined by the CIO (Gunther) and market flows to dictate the focus of individual credit and sector analysis.

Examples of possible top-down influences include increased waves of refinancing, shifts in regulatory policies, and/or a surge in new issuance. When an individual name is found that has the appropriate liquidity, the analyst thoroughly scrutinizes the issuer to form a complete understanding of the company’s financial health. After fundamental credit research is conducted and a catalyst is identified, the team determines the optimal part of the capital markets in which to express their view. We define this as relative valuation. Relative valuation is a critical element in Symphony’s investment philosophy and security evaluation process.

Symphony’s team understands a company’s capital structure valuation from its senior debt through its equity. This relative valuation perspective, as well as cross-industry comparison, provides the team with the ability to exploit opportunities with the best risk/reward profile within the capital structures of individual companies.

TR: Thanks Sutanto, for your excellent insight into Symphony’s selection process. We’ll turn now to Bernie Wong. Bernie, as Sutanto mentioned, the concept of relative valuation is critical to your team’s investment process. Could you explain the process for determining relative valuation that will be implemented in JQC?

BERNIE: Sure TR, though I believe I can best illustrate relative valuation by explaining how we selected two of our holdings and their positions in the capital structure.

Pharmaceutical Product Development is one of the largest contract research companies, to whom large pharmas are increasingly outsourcing their R&D functions to reduce fixed costs. The company has outstanding a syndicated loan and a tranche of bonds, with yields of 6% and 7.5%, respectively. We chose to buy the loan over the bond because the bond yield didn’t offer sufficient yield given that i) the leverage [difference?] is only 1.6x and ii) the loan is 1st lien secured while the bond is not.

Another position we hold is Intelsat, one of the largest providers of satellite services in the world. The company has outstanding a syndicated loan and a tranche of bonds with yields of 5% and 9.8%, respectively. We chose to overweight the bond over the loan because the bond could offer total return opportunity as we believe the company may pursue refinancing of the high coupon bond or may seek an IPO. We are underweight the loan vs the bond because the loan doesn’t offer any further upside as it has been trading near at par.

TR: Thanks Bernie, those illustrations are helpful in explaining your team’s use of relative valuation. The past several years have been a mixed bag for the credit markets; we have experienced some very additive markets as well as some challenging time periods. Gunther, as Chief Investment Officer of Symphony and a portfolio manager of JQC, can you give us your outlook on the credit markets for the near term?

GUNTHER: Yes TR. Despite the rapid run-up in security prices, we think several macro issues may introduce more volatility to the market: China slowdown, Iran/Israel standoff on oil prices, unresolved European credit crises and US elections.

•	We believe US fundamentals have stabilized, thus we continue to think that default rates will remain low.

•	Should there be volatility in the market, we will actively swap out of low rated credit to higher rated credit in this fund to help take advantage of relatively better yields.

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We see value in several large cap, high dividend yielding equities that have strong risk/reward characteristics. As opportunities arise, we plan to be tactical in scaling up such equity names over time.

TR: Thank you Gunther, Sutanto, and Bernie this has very useful. We had a question that came into us here in advance of the call which asks “How does JQC differ from Nuveen’s other closed-end loan funds?”

SUTANTO: TR, that’s a fairly short and simple answer. Though we can see why investors might be inclined to think that JQC is just like Nuveen’s other senior loan/floating rate closed-end funds, it isn’t. While JQC is primarily invested in loans, it is also able to invest across the capital structure of companies in the portfolio – allowing for the relative valuations in credit Bernie spoke of earlier.

TR: Thanks Sutanto.

Thank you to Gunther, Sutanto and Bernie for a really thorough overview of the repositioned JQC portfolio. I think we’ve come away with a great understanding of how Symphony approaches loan investing, and in turn how relative value decisions offer investors a unique fund that gives them access to a broad credit-oriented fund.

Before we end today’s call, I would like to remind you that you can find a wealth of additional information on JQC’s repositioned portfolio at Nuveen.com.

1.	At the Nuveen.com homepage, please select Closed-End Funds under “Our Products.”

2.	Once at the closed-end fund homepage, please select the Daily Pricing tab at the top (second tab from the left) – this will take you to the Closed-End Fund Daily Pricing Page.

3.	Once on the Daily Pricing page, scroll down and you’ll find JQC under Debt Funds – Floating Rate.

4.	Click on the symbol JQC and you’ll go the fund’s home page. At that point you can select from various tabs that offer a variety of current information about the fund.

Should you have any questions, please contact your Nuveen Sales Team at (number).

Thank you again to our speakers Gunther Stein, Sutanto Widjaja and Bernie Wong of Symphony Asset Management, and thanks to those who dialed in to today’s call.

Operator: This concludes the Nuveen Credit Strategies Income Fund call.

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